Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Tuesday, July 14, 2015
WELLS FARGO REPORTS $5.7 BILLION IN NET INCOME
Diluted EPS of $1.03, Revenue of $21.3 Billion

▪	Continued strong financial results:

◦	Net income of $5.7 billion, in line with second quarter 2014

◦	Diluted earnings per share (EPS) of $1.03, compared with $1.01

◦	Revenue of $21.3 billion, up 1 percent

◦	Return on assets (ROA) of 1.33 percent and return on equity (ROE) of 12.71 percent

▪	Strong growth in average loans and deposits:

◦	Total average loans of $870.4 billion, up $39.4 billion, or 5 percent, from second quarter 2014

▪	Quarter-end loans of $888.5 billion, up $59.5 billion, or 7 percent

◦	Quarter-end core loans[1] of $832.1 billion, up $68.5 billion, or 9 percent

◦	Included $11.5 billion from GE Capital loan purchase and financing transaction

◦	Total average deposits of $1.2 trillion, up $83.8 billion, or 8 percent

▪	Continued strength in credit quality:

◦	Net charge-offs of $650 million, down $67 million from second quarter 2014

▪	Net charge-off rate of 0.30 percent (annualized), down from 0.35 percent

◦	Nonaccrual loans down $1.5 billion, or 11 percent

◦	$350 million reserve release[2]

▪	Maintained strong capital levels[3] and continued share repurchases:

◦	Common Equity Tier 1 ratio under Basel III (fully phased-in) of 10.5 percent

◦	Period-end common shares outstanding down 17.7 million from first quarter 2015

◦	Increased quarterly common stock dividend to $0.375 per share from $0.35

1 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.
2 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 35 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Earnings
Diluted earnings per common share	$1.03	1.04	1.01
Wells Fargo net income (in billions)	5.72	5.80	5.73
Return on assets (ROA)	1.33%	1.38	1.47
Return on equity (ROE)	12.71	13.17	13.40
Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.30%	0.33	0.35
Allowance for credit losses as a % of total loans	1.42	1.51	1.67
Allowance for credit losses as a % of annualized net charge-offs	484	453	481
Other
Revenue (in billions)	$21.3	21.3	21.1
Efficiency ratio	58.5%	58.8	57.9
Average loans (in billions)	$870.4	863.3	831.0
Average core deposits (in billions)	1,079.2	1,063.2	991.7
Net interest margin	2.97%	2.95	3.15

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.7 billion, or $1.03 per diluted common share, for second quarter 2015, compared with $5.7 billion, or $1.01 per share, for second quarter 2014, and $5.8 billion, or $1.04 per share, for first quarter 2015.

"Wells Fargo’s second quarter results reflected continued strength in the fundamental drivers of long term growth," said Chairman and CEO John Stumpf. "Compared with a year ago, we grew loans, deposits and capital, and our balance sheet remained strong. Credit results also improved and we continued to adhere to our disciplined approach to risk management. As the economic and interest rate environments evolved, our diversified business model continued to generate strong results for shareholders, and we were pleased to increase our common stock dividend 7 percent in the second quarter, to $0.375 per share. Wells Fargo is well positioned for the future and I remain confident in the ability of our 266,000 team members to help our customers succeed financially and to serve our communities."

Chief Financial Officer John Shrewsberry said, “Wells Fargo’s second quarter results once again reflected the benefit of our balanced business model. Compared with the first quarter, revenue increased on net interest income growth and expenses declined. Our balance sheet remained strong, as evidenced by solid asset quality, liquidity and capital, and we were within our targeted ranges for ROA, ROE and efficiency."

Net Interest Income
Net interest income increased $284 million from first quarter 2015 to $11.3 billion, primarily due to broad-based asset growth including investment securities, loans, trading assets and mortgages held-for-sale. The quarter also included one additional day, accounting for approximately 25 percent of the increase in net interest income relative to the first quarter. Net interest income also benefited from increased income from variable sources, lower deposit costs, and higher income from interest rate swaps used to convert a portion of our floating rate commercial loans to fixed rate as we continued to add duration to our balance sheet.

Net interest margin was 2.97 percent, up 2 basis points from first quarter 2015. Many of the same factors that improved net interest income this quarter, including growth in investments and loans, and lower deposit costs, combined to improve the net interest margin by approximately 4 basis points linked-quarter, and income from variable sources contributed 1 basis point. These benefits were partially offset by growth in customer deposits, which had a minimal impact to net interest income, but was dilutive to net interest margin by 3 basis points.

Noninterest Income
Noninterest income was $10.0 billion, compared with $10.3 billion in first quarter 2015, driven by higher mortgage banking revenue, equity investment gains, deposit service charges, card fees, trust and investment fees, and insurance fees. Offsetting this growth were lower gains from trading activities and debt securities, and lower other income, primarily due to variability from the accounting related to our debt hedges.

Mortgage banking noninterest income was $1.7 billion, up $158 million from first quarter. During the second quarter, residential mortgage originations were $62 billion, up $13 billion linked quarter, while the gain on sale ratio4 was 1.88 percent, compared with 2.06 percent in first quarter. Net mortgage servicing rights (MSRs) results were $107 million, compared with $108 million in first quarter 2015.

Noninterest Expense
Noninterest expense declined $38 million from the prior quarter to $12.5 billion, primarily due to lower employee benefits, which were seasonally elevated in first quarter 2015. This decline was partially offset by higher operating losses, reflecting higher litigation accruals for various legal matters, as well as higher salaries, outside professional services, and advertising and promotion expense. The efficiency ratio improved to 58.5 percent in second quarter 2015, compared with 58.8 percent in the prior quarter. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent for full year 2015.
4 Net gains on mortgage loan origination/or sales activities less repurchase reserve build/release divided by total originations.

Loans
Total loans were $888.5 billion at June 30, 2015, up $27.2 billion from March 31, 2015. Growth was broad-based and was led by commercial and industrial, and commercial real estate, which included $11.5 billion from the GE Capital loan purchase and financing transaction announced in the first quarter. Core loan growth was $29.4 billion, as non-strategic/liquidating portfolios declined $2.2 billion in the quarter. Total average loans were $870.4 billion in the second quarter, up $7.2 billion from the first quarter.

	June 30, 2015			March 31, 2015
(in millions)	Core	Non-strategic and liquidating (a)	Total	Core	Non-strategic and liquidating	Total
Commercial	$437,430	592	438,022	414,600	699	415,299
Consumer	394,670	55,767	450,437	388,077	57,855	445,932
Total loans	$832,100	56,359	888,459	802,677	58,554	861,231
Change from prior quarter:	$29,423	(2,195)	27,228	914	(2,234)	(1,320)

(a)
See table on page 32 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Investment Securities
Investment securities were $340.8 billion at June 30, 2015, up $16.0 billion from first quarter. Purchases of approximately $36 billion (primarily federal agency mortgage-backed securities, U.S. Treasury, and municipal securities), were partially offset by maturities, amortization and sales.

Net unrealized available-for-sale securities gains of $5.7 billion at June 30, 2015, decreased from $7.9 billion at March 31, 2015, primarily due to higher interest rates.

Deposits
Average total deposits for second quarter 2015 were $1.2 trillion, up 4 percent (annualized) from first quarter, driven by both commercial and consumer growth. The average deposit cost for second quarter 2015 was 8 basis points, a reduction of 1 basis point from the prior quarter. Average core deposits were $1.1 trillion, up 9 percent from a year ago.

Capital
Capital levels remained strong in the second quarter, with Common Equity Tier 1 under Basel III (fully phased-in) of $139.9 billion. The Common Equity Tier 1 ratio under Basel III (fully phased-in) was 10.5 percent3. In second quarter 2015, the Company purchased 36.3 million shares of its common stock and paid a quarterly common stock dividend of $0.375 per share, up from $0.35 per share a year ago.

Credit Quality
“Credit performance remained strong during the quarter," said Chief Risk Officer Mike Loughlin. "Credit losses were $650 million in second quarter 2015, compared with $708 million in the first quarter, an 8 percent improvement. The quarterly loss rate (annualized) was 0.30 percent with commercial losses of 0.06 percent and consumer losses of 0.53 percent. Nonperforming assets declined by $438 million, or 12 percent (annualized), from the prior quarter. Nonaccrual loans decreased $67 million as deterioration in the energy portfolio was offset by improvements across other portfolios. We released $350 million from the allowance for credit losses in the second quarter, reflecting continued credit quality improvement and more specifically, improvement in the residential real estate portfolio. Future allowance levels may increase or decrease based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
Net loan charge-offs were $650 million in second quarter 2015, or 0.30 percent (annualized) of average loans, compared with $708 million in first quarter 2015, or 0.33 percent (annualized) of average loans.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2015		March 31, 2015		December 31, 2014
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$81	0.12%	$64	0.10%	$82	0.12%
Real estate mortgage	(15)	(0.05)	(11)	(0.04)	(25)	(0.09)
Real estate construction	(6)	(0.11)	(9)	(0.19)	(26)	(0.56)
Lease financing	2	0.06	—	—	1	0.05
Total commercial	62	0.06	44	0.04	32	0.03
Consumer:
Real estate 1-4 family first mortgage	67	0.10	83	0.13	88	0.13
Real estate 1-4 family junior lien mortgage	94	0.66	123	0.85	134	0.88
Credit card	243	3.21	239	3.19	221	2.97
Automobile	68	0.48	101	0.73	132	0.94
Other revolving credit and installment	116	1.26	118	1.32	128	1.45
Total consumer	588	0.53	664	0.60	703	0.63
Total	$650	0.30%	$708	0.33%	$735	0.34%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets declined by $438 million from first quarter 2015 to $14.4 billion. Nonaccrual loans decreased $67 million to $12.4 billion as a $388 million decline in consumer real estate nonaccrual loans, as well as improvements in other categories, were partially offset by a $416 million increase in commercial and industrial nonaccrual loans, substantially all of which was from the energy portfolio. Foreclosed assets were $2.0 billion, down from $2.3 billion in first quarter 2015.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2015		March 31, 2015		December 31, 2014
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,079	0.38%	$663	0.24%	$538	0.20%
Real estate mortgage	1,250	1.04	1,324	1.18	1,490	1.33
Real estate construction	165	0.77	182	0.91	187	1.00
Lease financing	28	0.23	23	0.19	24	0.20
Total commercial	2,522	0.58	2,192	0.53	2,239	0.54
Consumer:
Real estate 1-4 family first mortgage	8,045	3.00	8,345	3.15	8,583	3.23
Real estate 1-4 family junior lien mortgage	1,710	3.04	1,798	3.11	1,848	3.09
Automobile	126	0.22	133	0.24	137	0.25
Other revolving credit and installment	40	0.11	42	0.12	41	0.11
Total consumer	9,921	2.20	10,318	2.31	10,609	2.37
Total nonaccrual loans	12,443	1.40	12,510	1.45	12,848	1.49
Foreclosed assets:
Government insured/guaranteed	588		772		982
Non-government insured/guaranteed	1,370		1,557		1,627
Total foreclosed assets	1,958		2,329		2,609
Total nonperforming assets	$14,401	1.62%	$14,839	1.72%	$15,457	1.79%
Change from prior quarter:
Total nonaccrual loans	$(67)		$(338)		$(517)
Total nonperforming assets	(438)		(618)		(739)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $756 million at June 30, 2015, down from $841 million at March 31, 2015. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $14.4 billion at June 30, 2015, down from $15.5 billion at March 31, 2015.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.6 billion at June 30, 2015, down from $13.0 billion at March 31, 2015. The allowance coverage to total loans was 1.42 percent, compared with 1.51 percent in first quarter 2015. The allowance covered 4.8 times annualized second quarter net charge-offs, compared with 4.5 times in the prior quarter. The allowance coverage to nonaccrual loans was 101 percent at June 30, 2015, compared with 104 percent at March 31, 2015. “We believe the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2015,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Community Banking	$3,358	3,665	3,431
Wholesale Banking	2,011	1,797	1,952
Wealth, Brokerage and Retirement	602	561	544

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Total revenue	$12,661	12,784	12,606
Provision for credit losses	363	617	279
Noninterest expense	7,164	7,064	7,020
Segment net income	3,358	3,665	3,431
(in billions)
Average loans	506.5	506.4	505.4
Average assets	993.3	993.1	918.1
Average core deposits	685.7	668.9	639.8

Community Banking reported net income of $3.4 billion, down $307 million, or 8 percent, from first quarter 2015 primarily due to higher income taxes as first quarter 2015 included a $359 million discrete tax benefit. Revenue of $12.7 billion was $123 million, or 1 percent, lower compared with the prior quarter due to lower market sensitive revenue, mainly gains from trading activities and sale of debt securities, partially offset by higher net interest income, mortgage banking fees, deposit service charges, and card fees. Noninterest expense increased $100 million, or 1 percent, due to higher operating losses, project spending and advertising costs, partially offset by lower personnel, equipment and occupancy expenses. The provision for credit losses decreased $254 million from the prior quarter due to a $190 million higher reserve release as well as a $64 million improvement in net charge offs.

Net income was down $73 million, or 2 percent, from second quarter 2014. Revenue rose slightly from a year ago as higher net interest income, trust and investment fees, and debit and credit card fees, were mostly offset by lower gains from trading activities and lower mortgage banking fees. Noninterest expense increased $144 million, or 2 percent, from a year ago driven by higher personnel expenses and operating losses, partially offset by lower travel, occupancy and advertising expenses. The provision for credit losses increased $84 million from a year ago as the $97 million improvement in net charge-offs was more than offset by a $181 million lower reserve release.

Regional Banking

•	Retail banking

◦	Primary consumer checking customers[5] up 5.6 percent year-over-year[6]

◦	Retail Bank household cross-sell ratio of 6.13 products per household, compared with 6.17 year-over-year6,[7]

•	Small Business/Business Banking

◦	Primary business checking customers[5] up 5.3 percent year-over-year[6]

◦
Combined Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) were up 2 percent in the second quarter and up 12 percent in the first half of 2015, compared with the same periods in the prior year

◦
As part of the Wells Fargo Works for Small BusinessSM initiative, Wells Fargo launched the complimentary new Business Plan Center at wellsfargoworks.com to help every business create a plan for success with over 800,000 visits since launching in May

◦	Wells Fargo was the nation’s #1 SBA 7(a) small business lender in dollars and units for the first half of the 2015 federal fiscal year[8]

•	Online and Mobile Banking

◦	26 million active online customers, including nearly 16 million active mobile users, with continued double digit growth in mobile adoption[6]
Consumer Lending Group

•	Home Lending

◦	Originations of $62 billion, up from $49 billion in prior quarter

◦	Applications of $81 billion, down from $93 billion in prior quarter

◦	Application pipeline of $38 billion at quarter end, down from $44 billion at March 31, 2015

◦	Residential mortgage servicing portfolio of $1.7 trillion

•	Consumer Credit

◦	Credit card penetration in retail banking households rose to 42.6 percent[6], up from 39.0 percent in prior year

◦	Auto originations of $8.1 billion in second quarter, up 15 percent from prior quarter and 5 percent from prior year
5 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
6 Data as of May 2015, comparisons with May 2014.
7 May 2015 Retail Bank household cross-sell ratio includes the impact of the sale of government guaranteed student loans in fourth quarter 2014.
8 U.S. SBA data, partial fiscal year as of March 2015 (federal fiscal full-year 2015 is October 2014-September 2015).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Total revenue	$6,083	5,912	5,946
Reversal of provision for credit losses	(58)	(6)	(49)
Noninterest expense	3,295	3,409	3,203
Segment net income	2,011	1,797	1,952
(in billions)
Average loans	343.6	337.6	308.1
Average assets	618.0	594.9	532.4
Average core deposits	304.2	303.4	265.8

Wholesale Banking reported net income of $2.0 billion, up $214 million, or 12 percent, from first quarter 2015. Revenue of $6.1 billion increased $171 million, or 3 percent, from prior quarter. Net interest income increased $147 million, or 5 percent, on broad based loan growth, which included the GE Capital loan purchase and financing transaction, other earning asset growth and increased loan resolutions. Noninterest income increased $24 million, or 1 percent, driven by higher treasury management fees, higher real estate capital markets fees and increased gains on equity fund investments. Noninterest expense decreased $114 million, or 3 percent, linked quarter on seasonally lower personnel expense. The provision for credit losses decreased $52 million from prior quarter.

Net income was up $59 million, or 3 percent, from second quarter 2014. Revenue increased $137 million, or 2 percent, from second quarter 2014 on strong loan and deposit growth, higher commercial real estate brokerage, treasury management, real estate capital markets fees and gains on equity fund investments. Noninterest expense increased $92 million, or 3 percent, from a year ago primarily due to higher personnel expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses decreased $9 million from a year ago.

•
Average loans increased 12 percent in second quarter 2015, compared with second quarter 2014, on broad-based growth, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, equipment finance, government and institutional banking, and real estate capital markets

•	Cross-sell of 7.3 products per relationship, up from 7.2 in second quarter 2014[9]

•	Treasury management revenue up 10 percent from second quarter 2014

•	Total assets under management down $2 billion from second quarter 2014 as fixed income net client inflows were more than offset by equity and stable value outflows

9 Cross-sell reported on a one-quarter lag.

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s financial needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses and reinsurance services for the life insurance industry.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Total revenue	$3,739	3,733	3,550
Reversal of provision for credit losses	(10)	(3)	(25)
Noninterest expense	2,775	2,831	2,695
Segment net income	602	561	544
(in billions)
Average loans	59.3	56.9	51.0
Average assets	193.3	195.7	187.6
Average core deposits	159.4	161.4	153.0

Wealth, Brokerage and Retirement (WBR) reported net income of $602 million, up $41 million, or 7 percent, from first quarter 2015. Revenue of $3.7 billion increased $6 million from the prior quarter, predominantly driven by higher asset-based fees, partially offset by lower gains on deferred compensation plan investments (offset in compensation expense) and lower brokerage transaction revenue. Noninterest expense decreased $56 million, or 2 percent, from the prior quarter, as lower personnel expenses and lower deferred compensation plan expense (offset in trading revenue) were partially offset by higher operating losses reflecting increased litigation accruals. The provision for credit losses decreased $7 million from first quarter 2015.

Net income was up $58 million, or 11 percent, from second quarter 2014. Revenue increased $189 million, or 5 percent, from a year ago on growth in asset-based fees and net interest income, partially offset by lower gains on deferred compensation plan investments (offset in compensation expense). Noninterest expense increased $80 million, or 3 percent, from a year ago primarily due to increased litigation accruals and higher broker commissions, partially offset by lower deferred compensation plan expense (offset in trading revenue). The provision for credit losses increased $15 million from a year ago.
Retail Brokerage

•	Client assets of $1.4 trillion, up 1 percent from prior year

•	Managed account assets of $434 billion, increased $25 billion, or 6 percent, from prior year, primarily driven by net flows

•	Strong loan growth, with average balances up 25 percent from prior year largely due to growth in non-conforming mortgages and security-based lending

Wealth Management

•	Client assets of $224 billion, up 2 percent from prior year

•	Average loan balances up 12 percent over prior year driven by growth in non-conforming mortgages, commercial and security-based lending

Retirement

•	IRA assets of $365 billion, up 2 percent from prior year

•	Institutional Retirement plan assets of $346 billion, up 2 percent from prior year

WBR cross-sell ratio of 10.53 products per household, up from 10.44 a year ago6

Conference Call
The Company will host a live conference call on Tuesday, July 14, at 7 a.m. PDT (10 a.m. EDT). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~071415_am.

A replay of the conference call will be available beginning at 10 a.m. PDT (1 p.m. EDT) on July 14 through Tuesday, July 21. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #46479315. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~071415_am.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.7 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through 8,700 locations, 12,800 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 266,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2015 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2015 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014	% Change
For the Period
Wells Fargo net income	$5,719	5,804	5,726	(1)%	—	$11,523	11,619	(1)%
Wells Fargo net income applicable to common stock	5,363	5,461	5,424	(2)	(1)	10,824	11,031	(2)
Diluted earnings per common share	1.03	1.04	1.01	(1)	2	2.07	2.06	—
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.33%	1.38	1.47	(4)	(10)	1.35	1.52	(11)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.71	13.17	13.40	(3)	(5)	12.94	13.86	(7)
Efficiency ratio (1)	58.5	58.8	57.9	(1)	1	58.6	57.9	1
Total revenue	$21,318	21,278	21,066	—	1	$42,596	41,691	2
Pre-tax pre-provision profit (PTPP) (2)	8,849	8,771	8,872	1	—	17,620	17,549	—
Dividends declared per common share	0.375	0.35	0.35	7	7	0.725	0.65	12
Average common shares outstanding	5,151.9	5,160.4	5,268.4	—	(2)	5,156.1	5,265.6	(2)
Diluted average common shares outstanding	5,220.5	5,243.6	5,350.8	—	(2)	5,233.2	5,353.2	(2)
Average loans	$870,446	863,261	831,043	1	5	$866,873	827,436	5
Average assets	1,729,278	1,707,798	1,564,003	1	11	1,718,597	1,545,060	11
Average core deposits (3)	1,079,160	1,063,234	991,727	1	9	1,071,241	982,814	9
Average retail core deposits (4)	741,500	731,413	698,763	1	6	736,484	694,726	6
Net interest margin	2.97%	2.95	3.15	1	(6)	2.96	3.17	(7)
At Period End
Investment securities	$340,769	324,736	279,069	5	22	$340,769	279,069	22
Loans	888,459	861,231	828,942	3	7	888,459	828,942	7
Allowance for loan losses	11,754	12,176	13,101	(3)	(10)	11,754	13,101	(10)
Goodwill	25,705	25,705	25,705	—	—	25,705	25,705	—
Assets	1,720,617	1,737,737	1,598,874	(1)	8	1,720,617	1,598,874	8
Core deposits (3)	1,082,634	1,086,993	1,007,485	—	7	1,082,634	1,007,485	7
Wells Fargo stockholders’ equity	189,558	188,796	180,859	—	5	189,558	180,859	5
Total equity	190,676	189,964	181,549	—	5	190,676	181,549	5
Common shares outstanding	5,145.2	5,162.9	5,249.9	—	(2)	5,145.2	5,249.9	(2)
Book value per common share	$32.96	32.70	31.18	1	6	$32.96	31.18	6
Common stock price:
High	58.26	56.29	53.05	3	10	58.26	53.05	10
Low	53.56	50.42	46.72	6	15	50.42	44.17	14
Period end	56.24	54.40	52.56	3	7	56.24	52.56	7
Team members (active, full-time equivalent)	265,800	266,000	263,500	—	1	265,800	263,500	1

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
For the Quarter
Wells Fargo net income	$5,719	5,804	5,709	5,729	5,726
Wells Fargo net income applicable to common stock	5,363	5,461	5,382	5,408	5,424
Diluted earnings per common share	1.03	1.04	1.02	1.02	1.01
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.33%	1.38	1.36	1.40	1.47
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.71	13.17	12.84	13.10	13.40
Efficiency ratio (1)	58.5	58.8	59.0	57.7	57.9
Total revenue	$21,318	21,278	21,443	21,213	21,066
Pre-tax pre-provision profit (PTPP) (2)	8,849	8,771	8,796	8,965	8,872
Dividends declared per common share	0.375	0.35	0.35	0.35	0.35
Average common shares outstanding	5,151.9	5,160.4	5,192.5	5,225.9	5,268.4
Diluted average common shares outstanding	5,220.5	5,243.6	5,279.2	5,310.4	5,350.8
Average loans	$870,446	863,261	849,429	833,199	831,043
Average assets	1,729,278	1,707,798	1,663,760	1,617,942	1,564,003
Average core deposits (3)	1,079,160	1,063,234	1,035,999	1,012,219	991,727
Average retail core deposits (4)	741,500	731,413	714,572	703,062	698,763
Net interest margin	2.97%	2.95	3.04	3.06	3.15
At Quarter End
Investment securities	$340,769	324,736	312,925	289,009	279,069
Loans	888,459	861,231	862,551	838,883	828,942
Allowance for loan losses	11,754	12,176	12,319	12,681	13,101
Goodwill	25,705	25,705	25,705	25,705	25,705
Assets	1,720,617	1,737,737	1,687,155	1,636,855	1,598,874
Core deposits (3)	1,082,634	1,086,993	1,054,348	1,016,478	1,007,485
Wells Fargo stockholders’ equity	189,558	188,796	184,394	182,481	180,859
Total equity	190,676	189,964	185,262	182,990	181,549
Common shares outstanding	5,145.2	5,162.9	5,170.3	5,215.0	5,249.9
Book value per common share	$32.96	32.70	32.19	31.55	31.18
Common stock price:
High	58.26	56.29	55.95	53.80	53.05
Low	53.56	50.42	46.44	49.47	46.72
Period end	56.24	54.40	54.82	51.87	52.56
Team members (active, full-time equivalent)	265,800	266,000	264,500	263,900	263,500

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Jun 30,		%	Six Months Ended June 30,		%
(in millions, except per share amounts)	2015	2014	Change	2015	2014	Change
Interest income
Trading assets	$483	407	19%	$928	781	19%
Investment securities	2,181	2,112	3	4,325	4,222	2%
Mortgages held for sale	209	195	7	386	365	6%
Loans held for sale	5	1	400	10	3	233%
Loans	9,098	8,852	3	18,036	17,598	2%
Other interest income	250	226	11	504	436	16%
Total interest income	12,226	11,793	4	24,189	23,405	3%
Interest expense
Deposits	232	275	(16)	490	554	(12)
Short-term borrowings	21	14	50	39	26	50
Long-term debt	620	620	—	1,224	1,239	(1)
Other interest expense	83	93	(11)	180	180	—
Total interest expense	956	1,002	(5)	1,933	1,999	(3)
Net interest income	11,270	10,791	4	22,256	21,406	4
Provision for credit losses	300	217	38	908	542	68
Net interest income after provision for credit losses	10,970	10,574	4	21,348	20,864	2
Noninterest income
Service charges on deposit accounts	1,289	1,283	—	2,504	2,498	—
Trust and investment fees	3,710	3,609	3	7,387	7,021	5
Card fees	930	847	10	1,801	1,631	10
Other fees	1,107	1,088	2	2,185	2,135	2
Mortgage banking	1,705	1,723	(1)	3,252	3,233	1
Insurance	461	453	2	891	885	1
Net gains from trading activities	133	382	(65)	541	814	(34)
Net gains on debt securities	181	71	155	459	154	198
Net gains from equity investments	517	449	15	887	1,296	(32)
Lease income	155	129	20	287	262	10
Other	(140)	241	NM	146	356	(59)
Total noninterest income	10,048	10,275	(2)	20,340	20,285	—
Noninterest expense
Salaries	3,936	3,795	4	7,787	7,523	4
Commission and incentive compensation	2,606	2,445	7	5,291	4,861	9
Employee benefits	1,106	1,170	(5)	2,583	2,542	2
Equipment	470	445	6	964	935	3
Net occupancy	710	722	(2)	1,433	1,464	(2)
Core deposit and other intangibles	312	349	(11)	624	690	(10)
FDIC and other deposit assessments	222	225	(1)	470	468	—
Other	3,107	3,043	2	5,824	5,659	3
Total noninterest expense	12,469	12,194	2	24,976	24,142	3
Income before income tax expense	8,549	8,655	(1)	16,712	17,007	(2)
Income tax expense	2,763	2,869	(4)	5,042	5,146	(2)
Net income before noncontrolling interests	5,786	5,786	—	11,670	11,861	(2)
Less: Net income from noncontrolling interests	67	60	12	147	242	(39)
Wells Fargo net income	$5,719	5,726	—	$11,523	11,619	(1)
Less: Preferred stock dividends and other	356	302	18	699	588	19
Wells Fargo net income applicable to common stock	$5,363	5,424	(1)	$10,824	11,031	(2)
Per share information
Earnings per common share	$1.04	1.02	2	$2.10	2.09	—
Diluted earnings per common share	1.03	1.01	2	2.07	2.06	—
Dividends declared per common share	0.375	0.35	7	0.725	0.65	12
Average common shares outstanding	5,151.9	5,268.4	(2)	5,156.1	5,265.6	(2)
Diluted average common shares outstanding	5,220.5	5,350.8	(2)	5,233.2	5,353.2	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Interest Income
Trading assets	$483	445	477	427	407
Investment securities	2,181	2,144	2,150	2,066	2,112
Mortgages held for sale	209	177	187	215	195
Loans held for sale	5	5	25	50	1
Loans	9,098	8,938	9,091	8,963	8,852
Other interest income	250	254	253	243	226
Total interest income	12,226	11,963	12,183	11,964	11,793
Interest expense
Deposits	232	258	269	273	275
Short-term borrowings	21	18	18	15	14
Long-term debt	620	604	620	629	620
Other interest expense	83	97	96	106	93
Total interest expense	956	977	1,003	1,023	1,002
Net interest income	11,270	10,986	11,180	10,941	10,791
Provision for credit losses	300	608	485	368	217
Net interest income after provision for credit losses	10,970	10,378	10,695	10,573	10,574
Noninterest income
Service charges on deposit accounts	1,289	1,215	1,241	1,311	1,283
Trust and investment fees	3,710	3,677	3,705	3,554	3,609
Card fees	930	871	925	875	847
Other fees	1,107	1,078	1,124	1,090	1,088
Mortgage banking	1,705	1,547	1,515	1,633	1,723
Insurance	461	430	382	388	453
Net gains from trading activities	133	408	179	168	382
Net gains on debt securities	181	278	186	253	71
Net gains from equity investments	517	370	372	712	449
Lease income	155	132	127	137	129
Other	(140)	286	507	151	241
Total noninterest income	10,048	10,292	10,263	10,272	10,275
Noninterest expense
Salaries	3,936	3,851	3,938	3,914	3,795
Commission and incentive compensation	2,606	2,685	2,582	2,527	2,445
Employee benefits	1,106	1,477	1,124	931	1,170
Equipment	470	494	581	457	445
Net occupancy	710	723	730	731	722
Core deposit and other intangibles	312	312	338	342	349
FDIC and other deposit assessments	222	248	231	229	225
Other	3,107	2,717	3,123	3,117	3,043
Total noninterest expense	12,469	12,507	12,647	12,248	12,194
Income before income tax expense	8,549	8,163	8,311	8,597	8,655
Income tax expense	2,763	2,279	2,519	2,642	2,869
Net income before noncontrolling interests	5,786	5,884	5,792	5,955	5,786
Less: Net income from noncontrolling interests	67	80	83	226	60
Wells Fargo net income	$5,719	5,804	5,709	5,729	5,726
Less: Preferred stock dividends and other	356	343	327	321	302
Wells Fargo net income applicable to common stock	$5,363	5,461	5,382	5,408	5,424
Per share information
Earnings per common share	$1.04	1.06	1.04	1.04	1.02
Diluted earnings per common share	1.03	1.04	1.02	1.02	1.01
Dividends declared per common share	0.375	0.35	0.35	0.35	0.35
Average common shares outstanding	5,151.9	5,160.4	5,192.5	5,225.9	5,268.4
Diluted average common shares outstanding	5,220.5	5,243.6	5,279.2	5,310.4	5,350.8

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Wells Fargo net income	$5,719	5,726	—%	$11,523	11,619	(1)%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(1,969)	2,085	NM	(1,576)	4,810	NM
Reclassification of net gains to net income	(218)	(150)	45	(518)	(544)	(5)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(488)	212	NM	464	256	81
Reclassification of net gains on cash flow hedges to net income	(268)	(115)	133	(502)	(221)	127
Defined benefit plans adjustments:
Net actuarial losses arising during the period	—	(12)	(100)	(11)	(12)	(8)
Amortization of net actuarial loss, settlements and other to net income	30	20	50	73	38	92
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	10	17	(41)	(45)	—	NM
Reclassification of net losses to net income	—	—	—	—	6	(100)
Other comprehensive income (loss), before tax	(2,903)	2,057	NM	(2,115)	4,333	NM
Income tax (expense) benefit related to other comprehensive income	1,040	(816)	NM	812	(1,647)	NM
Other comprehensive income (loss), net of tax	(1,863)	1,241	NM	(1,303)	2,686	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(154)	(124)	24	147	(45)	NM
Wells Fargo other comprehensive income (loss), net of tax	(1,709)	1,365	NM	(1,450)	2,731	NM
Wells Fargo comprehensive income	4,010	7,091	(43)	10,073	14,350	(30)
Comprehensive income (loss) from noncontrolling interests	(87)	(64)	36	294	197	49
Total comprehensive income	$3,923	7,027	(44)	$10,367	14,547	(29)
NM - Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Balance, beginning of period	$189,964	185,262	182,990	181,549	176,469
Wells Fargo net income	5,719	5,804	5,709	5,729	5,726
Wells Fargo other comprehensive income (loss), net of tax	(1,709)	259	400	(999)	1,365
Noncontrolling interests	(51)	301	353	(181)	(125)
Common stock issued	502	1,327	508	402	579
Common stock repurchased (1)	(1,994)	(2,592)	(2,945)	(2,490)	(2,954)
Preferred stock released by ESOP	349	41	166	170	430
Common stock warrants repurchased/exercised	(24)	(8)	(9)	—	—
Preferred stock issued	—	1,997	—	780	1,995
Common stock dividends	(1,932)	(1,805)	(1,816)	(1,828)	(1,844)
Preferred stock dividends	(355)	(344)	(327)	(321)	(302)
Tax benefit from stock incentive compensation	55	354	75	48	61
Stock incentive compensation expense	166	376	176	144	164
Net change in deferred compensation and related plans	(14)	(1,008)	(18)	(13)	(15)
Balance, end of period	$190,676	189,964	185,262	182,990	181,549

(1)
For the quarter ended June 30, 2015, includes $750 million related to a private forward repurchase transaction that settled in third quarter 2015 for 13.6 million shares of common stock. For the quarters ended March 31, 2015, and December 31, September 30, and June 30, 2014, includes $750 million, $750 million, $1.0 billion, and $1.0 billion, respectively, related to private forward repurchase transactions that settled in subsequent quarters for 14.0 million, 14.3 million, 19.8 million, and 19.5 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$267,101	0.28%	$186	229,770	0.28%	$161
Trading assets	67,615	2.91	492	54,347	3.05	414
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	31,748	1.58	125	6,580	1.78	29
Securities of U.S. states and political subdivisions	47,075	4.13	486	42,721	4.26	456
Mortgage-backed securities:
Federal agencies	97,958	2.65	650	116,475	2.85	831
Residential and commercial	22,677	5.84	331	27,252	6.11	416
Total mortgage-backed securities	120,635	3.25	981	143,727	3.47	1,247
Other debt and equity securities	48,816	3.51	427	48,734	3.76	457
Total available-for-sale securities	248,274	3.25	2,019	241,762	3.62	2,189
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,492	2.19	243	10,829	2.20	59
Securities of U.S. states and political subdivisions	2,090	5.17	27	8	6.00	—
Federal agency mortgage-backed securities	21,044	2.00	105	6,089	2.74	42
Other debt securities	6,270	1.70	26	5,206	1.90	25
Total held-to-maturity securities	73,896	2.18	401	22,132	2.28	126
Total investment securities	322,170	3.01	2,420	263,894	3.51	2,315
Mortgages held for sale (4)	23,456	3.57	209	18,824	4.16	195
Loans held for sale (4)	666	3.51	5	157	2.55	1
Loans:
Commercial:
Commercial and industrial - U.S.	231,551	3.36	1,939	199,246	3.39	1,687
Commercial and industrial - Non U.S.	45,123	1.93	217	43,045	2.06	221
Real estate mortgage	113,089	3.48	982	112,795	3.61	1,016
Real estate construction	20,771	4.12	214	17,458	4.18	182
Lease financing	12,364	5.16	160	12,151	5.68	172
Total commercial	422,898	3.33	3,512	384,695	3.42	3,278
Consumer:
Real estate 1-4 family first mortgage	266,023	4.12	2,740	259,985	4.20	2,729
Real estate 1-4 family junior lien mortgage	57,066	4.23	603	63,305	4.31	680
Credit card	30,373	11.69	885	26,442	11.97	790
Automobile	56,974	5.88	836	53,480	6.34	845
Other revolving credit and installment	37,112	5.88	544	43,136	5.07	545
Total consumer	447,548	5.02	5,608	446,348	5.02	5,589
Total loans (4)	870,446	4.20	9,120	831,043	4.28	8,867
Other	4,859	5.14	64	4,535	5.74	65
Total earning assets	$1,556,313	3.22%	$12,496	1,402,570	3.43%	$12,018
Funding sources
Deposits:
Interest-bearing checking	$38,551	0.05%	$5	40,193	0.07%	$7
Market rate and other savings	619,837	0.06	87	583,907	0.07	101
Savings certificates	32,454	0.63	52	38,754	0.86	82
Other time deposits	52,238	0.42	55	48,512	0.41	50
Deposits in foreign offices	104,334	0.13	33	94,232	0.15	35
Total interest-bearing deposits	847,414	0.11	232	805,598	0.14	275
Short-term borrowings	84,499	0.09	21	58,845	0.10	14
Long-term debt	185,093	1.34	620	159,233	1.56	620
Other liabilities	16,405	2.03	83	13,589	2.73	93
Total interest-bearing liabilities	1,133,411	0.34	956	1,037,265	0.39	1,002
Portion of noninterest-bearing funding sources	422,902			365,305	—	—
Total funding sources	$1,556,313	0.25	956	1,402,570	0.28	1,002
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.97%	$11,540		3.15%	$11,016
Noninterest-earning assets
Cash and due from banks	$17,462			15,956
Goodwill	25,705			25,699
Other	129,798			119,778
Total noninterest-earning assets	$172,965			161,433
Noninterest-bearing funding sources
Deposits	$337,890			295,875
Other liabilities	67,595			51,184
Total equity	190,382			179,679
Noninterest-bearing funding sources used to fund earning assets	(422,902)			(365,305)
Net noninterest-bearing funding sources	$172,965			161,433
Total assets	$1,729,278			1,564,003

(1)	Our average prime rate was 3.25% for the quarters ended June 30, 2015 and 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.28% and 0.23% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $270 million and $225 million for the quarters ended June 30, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$271,392	0.28%	$376	221,573	0.28%	$305
Trading assets	65,309	2.89	945	51,306	3.10	795
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	28,971	1.56	225	6,576	1.73	57
Securities of U.S. states and political subdivisions	46,017	4.16	958	42,661	4.32	921
Mortgage-backed securities:
Federal agencies	100,064	2.71	1,356	117,055	2.90	1,695
Residential and commercial	23,304	5.77	673	27,641	6.12	845
Total mortgage-backed securities	123,368	3.29	2,029	144,696	3.51	2,540
Other debt and equity securities	47,938	3.47	827	48,944	3.68	895
Total available-for-sale securities	246,294	3.28	4,039	242,877	3.64	4,413
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	43,685	2.20	477	5,993	2.20	65
Securities of U.S. states and political subdivisions	2,019	5.16	52	4	5.97	—
Federal agency mortgage-backed securities	16,208	1.95	158	6,125	2.93	90
Other debt securities	6,530	1.71	55	5,807	1.88	54
Total held-to-maturity securities	68,442	2.18	742	17,929	2.34	209
Total investment securities	314,736	3.04	4,781	260,806	3.55	4,622
Mortgages held for sale (4)	21,530	3.59	386	17,696	4.13	365
Loans held for sale (4)	683	3.08	10	134	4.08	3
Loans:
Commercial:
Commercial and industrial - U.S.	229,627	3.32	3,783	196,570	3.41	3,328
Commercial and industrial - Non U.S.	45,093	1.90	426	42,616	1.99	421
Real estate mortgage	112,298	3.52	1,963	112,810	3.58	2,006
Real estate construction	20,135	3.83	383	17,265	4.28	366
Lease financing	12,341	5.06	312	12,206	5.90	360
Total commercial	419,494	3.30	6,867	381,467	3.42	6,481
Consumer:
Real estate 1-4 family first mortgage	265,923	4.12	5,481	259,737	4.19	5,434
Real estate 1-4 family junior lien mortgage	57,968	4.25	1,224	64,155	4.31	1,372
Credit card	30,376	11.74	1,768	26,363	12.14	1,588
Automobile	56,492	5.91	1,657	52,642	6.42	1,676
Other revolving credit and installment	36,620	5.94	1,079	43,072	5.03	1,076
Total consumer	447,379	5.03	11,209	445,969	5.02	11,146
Total loans (4)	866,873	4.19	18,076	827,436	4.28	17,627
Other	4,795	5.27	127	4,595	5.73	131
Total earning assets	$1,545,318	3.21%	$24,701	1,383,546	3.46%	$23,848
Funding sources
Deposits:
Interest-bearing checking	$38,851	0.05%	$10	38,506	0.07%	$13
Market rate and other savings	616,643	0.06	184	581,489	0.07	206
Savings certificates	33,525	0.69	116	39,639	0.87	171
Other time deposits	54,381	0.41	111	47,174	0.42	98
Deposits in foreign offices	104,932	0.13	69	92,650	0.14	66
Total interest-bearing deposits	848,332	0.12	490	799,458	0.14	554
Short-term borrowings	78,141	0.10	39	56,686	0.10	27
Long-term debt	184,432	1.33	1,224	156,528	1.59	1,239
Other liabilities	16,648	2.17	180	13,226	2.72	180
Total interest-bearing liabilities	1,127,553	0.34	1,933	1,025,898	0.39	2,000
Portion of noninterest-bearing funding sources	417,765			357,648	—	—
Total funding sources	$1,545,318	0.25	1,933	1,383,546	0.29	2,000
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		2.96%	$22,768		3.17%	$21,848
Noninterest-earning assets
Cash and due from banks	$17,262			16,159
Goodwill	25,705			25,668
Other	130,312			119,687
Total noninterest-earning assets	$173,279			161,514
Noninterest-bearing funding sources
Deposits	$331,745			290,004
Other liabilities	69,779			52,065
Total equity	189,520			177,093
Noninterest-bearing funding sources used to fund earning assets	(417,765)			(357,648)
Net noninterest-bearing funding sources	$173,279			161,514
Total assets	$1,718,597			1,545,060

(1)	Our average prime rate was 3.25% for the six months ended June 30, 2015 and 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.27% and 0.23% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $512 million and $442 million for the six months ended June 30, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Jun 30, 2015		Mar 31, 2015		Dec 31, 2014		Sep 30, 2014		Jun 30, 2014
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$267.1	0.28%	$275.7	0.28%	$268.1	0.28%	$253.2	0.28%	$229.8	0.28%
Trading assets	67.6	2.91	63.0	2.88	60.4	3.21	57.5	3.00	54.4	3.05
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	31.7	1.58	26.2	1.55	19.5	1.55	8.8	1.69	6.6	1.78
Securities of U.S. states and political subdivisions	47.1	4.13	44.9	4.20	43.9	4.30	43.3	4.24	42.7	4.26
Mortgage-backed securities:
Federal agencies	98.0	2.65	102.2	2.76	109.3	2.78	113.0	2.76	116.5	2.85
Residential and commercial	22.7	5.84	23.9	5.71	24.7	5.89	26.0	5.98	27.3	6.11
Total mortgage-backed securities	120.7	3.25	126.1	3.32	134.0	3.36	139.0	3.36	143.8	3.47
Other debt and equity securities	48.8	3.51	47.1	3.43	45.0	3.87	47.1	3.45	48.7	3.76
Total available-for-sale securities	248.3	3.25	244.3	3.32	242.4	3.48	238.2	3.48	241.8	3.62
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.5	2.19	42.9	2.21	32.9	2.25	23.7	2.22	10.8	2.20
Securities of U.S. states and political subdivisions	2.1	5.17	1.9	5.16	0.9	4.92	—	—	—	—
Federal agency mortgage-backed securities	21.0	2.00	11.3	1.87	5.6	2.07	5.9	2.23	6.1	2.74
Other debt securities	6.3	1.70	6.8	1.72	6.1	1.81	5.9	1.83	5.2	1.90
Total held-to-maturity securities	73.9	2.18	62.9	2.19	45.5	2.22	35.5	2.17	22.1	2.28
Total investment securities	322.2	3.01	307.2	3.08	287.9	3.28	273.7	3.31	263.9	3.51
Mortgages held for sale	23.5	3.57	19.6	3.61	19.2	3.90	21.5	4.01	18.8	4.16
Loans held for sale	0.7	3.51	0.7	2.67	7.0	1.43	9.5	2.10	0.2	2.55
Loans:
Commercial:
Commercial and industrial - U.S.	231.5	3.36	227.7	3.28	218.3	3.32	207.6	3.29	199.2	3.39
Commercial and industrial - Non U.S.	45.1	1.93	45.1	1.88	43.0	2.03	42.4	2.11	43.0	2.06
Real estate mortgage	113.1	3.48	111.5	3.57	112.3	3.69	113.0	3.69	112.8	3.61
Real estate construction	20.8	4.12	19.5	3.52	18.3	4.33	17.8	3.94	17.5	4.18
Lease financing	12.4	5.16	12.3	4.95	12.3	5.35	12.3	5.38	12.2	5.68
Total commercial	422.9	3.33	416.1	3.26	404.2	3.39	393.1	3.37	384.7	3.42
Consumer:
Real estate 1-4 family first mortgage	266.0	4.12	265.8	4.13	264.8	4.16	262.2	4.23	260.0	4.20
Real estate 1-4 family junior lien mortgage	57.0	4.23	58.9	4.27	60.2	4.28	61.6	4.30	63.3	4.31
Credit card	30.4	11.69	30.4	11.78	29.5	11.71	27.7	11.96	26.4	11.97
Automobile	57.0	5.88	56.0	5.95	55.4	6.08	54.6	6.19	53.5	6.34
Other revolving credit and installment	37.1	5.88	36.1	6.01	35.3	6.01	34.0	6.03	43.1	5.07
Total consumer	447.5	5.02	447.2	5.05	445.2	5.06	440.1	5.11	446.3	5.02
Total loans	870.4	4.20	863.3	4.19	849.4	4.27	833.2	4.29	831.0	4.28
Other	4.8	5.14	4.7	5.41	4.8	5.30	4.7	5.41	4.5	5.74
Total earning assets	$1,556.3	3.22%	$1,534.2	3.21%	$1,496.8	3.31%	$1,453.3	3.34%	$1,402.6	3.43%
Funding sources
Deposits:
Interest-bearing checking	$38.6	0.05%	$39.2	0.05%	$40.5	0.06%	$41.4	0.07%	$40.2	0.07%
Market rate and other savings	619.8	0.06	613.4	0.06	593.9	0.07	586.4	0.07	583.9	0.07
Savings certificates	32.5	0.63	34.6	0.75	35.9	0.80	37.3	0.84	38.8	0.86
Other time deposits	52.2	0.42	56.5	0.39	56.1	0.39	55.1	0.39	48.5	0.41
Deposits in foreign offices	104.3	0.13	105.5	0.14	99.3	0.15	98.9	0.14	94.2	0.15
Total interest-bearing deposits	847.4	0.11	849.2	0.12	825.7	0.13	819.1	0.13	805.6	0.14
Short-term borrowings	84.5	0.09	71.7	0.11	64.7	0.12	62.3	0.10	58.9	0.10
Long-term debt	185.1	1.34	183.8	1.32	183.3	1.35	173.0	1.46	159.2	1.56
Other liabilities	16.4	2.03	16.9	2.30	15.6	2.44	15.5	2.73	13.6	2.73
Total interest-bearing liabilities	1,133.4	0.34	1,121.6	0.35	1,089.3	0.37	1,069.9	0.38	1,037.3	0.39
Portion of noninterest-bearing funding sources	422.9	—	412.6	—	407.5	—	383.4	—	365.3	—
Total funding sources	$1,556.3	0.25	$1,534.2	0.26	$1,496.8	0.27	$1,453.3	0.28	$1,402.6	0.28
Net interest margin on a taxable-equivalent basis		2.97%		2.95%		3.04%		3.06%		3.15%
Noninterest-earning assets
Cash and due from banks	$17.5		17.1		16.9		16.2		15.9
Goodwill	25.7		25.7		25.7		25.7		25.7
Other	129.8		130.8		124.4		122.7		119.8
Total noninterest-earnings assets	$173.0		173.6		167.0		164.6		161.4
Noninterest-bearing funding sources
Deposits	$337.9		325.6		324.1		308.0		295.9
Other liabilities	67.6		72.0		65.7		57.9		51.1
Total equity	190.4		188.6		184.7		182.1		179.7
Noninterest-bearing funding sources used to fund earning assets	(422.9)		(412.6)		(407.5)		(383.4)		(365.3)
Net noninterest-bearing funding sources	$173.0		173.6		167.0		164.6		161.4
Total assets	$1,729.3		1,707.8		1,663.8		1,617.9		1,564.0

(1)
Our average prime rate was 3.25% for quarters ended June 30, and March 31, 2015, and December 31, September 30, and June 30, 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.28%, 0.26%, 0.24%, 0.23% and 0.23% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Service charges on deposit accounts	$1,289	1,283	—	$2,504	2,498	—
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,399	2,280	5	4,779	4,521	6
Trust and investment management	861	838	3	1,713	1,682	2
Investment banking	450	491	(8)	895	818	9
Total trust and investment fees	3,710	3,609	3	7,387	7,021	5
Card fees	930	847	10	1,801	1,631	10
Other fees:
Charges and fees on loans	304	342	(11)	613	709	(14)
Merchant processing fees	202	183	10	389	355	10
Cash network fees	132	128	3	257	248	4
Commercial real estate brokerage commissions	141	99	42	270	171	58
Letters of credit fees	90	92	(2)	178	188	(5)
All other fees	238	244	(2)	478	464	3
Total other fees	1,107	1,088	2	2,185	2,135	2
Mortgage banking:
Servicing income, net	514	1,035	(50)	1,037	1,973	(47)
Net gains on mortgage loan origination/sales activities	1,191	688	73	2,215	1,260	76
Total mortgage banking	1,705	1,723	(1)	3,252	3,233	1
Insurance	461	453	2	891	885	1
Net gains from trading activities	133	382	(65)	541	814	(34)
Net gains on debt securities	181	71	155	459	154	198
Net gains from equity investments	517	449	15	887	1,296	(32)
Lease income	155	129	20	287	262	10
Life insurance investment income	145	138	5	290	270	7
All other	(285)	103	NM	(144)	86	NM
Total	$10,048	10,275	(2)	$20,340	20,285	—
NM - Not meaningful
NONINTEREST EXPENSE
	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Salaries	$3,936	3,795	4%	$7,787	7,523	4%
Commission and incentive compensation	2,606	2,445	7	5,291	4,861	9
Employee benefits	1,106	1,170	(5)	2,583	2,542	2
Equipment	470	445	6	964	935	3
Net occupancy	710	722	(2)	1,433	1,464	(2)
Core deposit and other intangibles	312	349	(11)	624	690	(10)
FDIC and other deposit assessments	222	225	(1)	470	468	—
Outside professional services	627	646	(3)	1,175	1,205	(2)
Operating losses	521	364	43	816	523	56
Outside data processing	269	259	4	522	500	4
Contract services	238	249	(4)	463	483	(4)
Travel and entertainment	172	243	(29)	330	462	(29)
Postage, stationery and supplies	180	170	6	351	361	(3)
Advertising and promotion	169	187	(10)	287	305	(6)
Foreclosed assets	117	130	(10)	252	262	(4)
Telecommunications	113	111	2	224	225	—
Insurance	156	140	11	296	265	12
Operating leases	64	54	19	126	104	21
All other	481	490	(2)	982	964	2
Total	$12,469	12,194	2	$24,976	24,142	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Service charges on deposit accounts	$1,289	1,215	1,241	1,311	1,283
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,399	2,380	2,335	2,327	2,280
Trust and investment management	861	852	849	856	838
Investment banking	450	445	521	371	491
Total trust and investment fees	3,710	3,677	3,705	3,554	3,609
Card fees	930	871	925	875	847
Other fees:
Charges and fees on loans	304	309	311	296	342
Merchant processing fees	202	187	187	184	183
Cash network fees	132	125	125	134	128
Commercial real estate brokerage commissions	141	129	155	143	99
Letters of credit fees	90	88	102	100	92
All other fees	238	240	244	233	244
Total other fees	1,107	1,078	1,124	1,090	1,088
Mortgage banking:
Servicing income, net	514	523	685	679	1,035
Net gains on mortgage loan origination/sales activities	1,191	1,024	830	954	688
Total mortgage banking	1,705	1,547	1,515	1,633	1,723
Insurance	461	430	382	388	453
Net gains from trading activities	133	408	179	168	382
Net gains on debt securities	181	278	186	253	71
Net gains from equity investments	517	370	372	712	449
Lease income	155	132	127	137	129
Life insurance investment income	145	145	145	143	138
All other	(285)	141	362	8	103
Total	$10,048	10,292	10,263	10,272	10,275

FIVE QUARTER NONINTEREST EXPENSE
	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Salaries	$3,936	3,851	3,938	3,914	3,795
Commission and incentive compensation	2,606	2,685	2,582	2,527	2,445
Employee benefits	1,106	1,477	1,124	931	1,170
Equipment	470	494	581	457	445
Net occupancy	710	723	730	731	722
Core deposit and other intangibles	312	312	338	342	349
FDIC and other deposit assessments	222	248	231	229	225
Outside professional services	627	548	800	684	646
Operating losses	521	295	309	417	364
Outside data processing	269	253	270	264	259
Contract services	238	225	245	247	249
Travel and entertainment	172	158	216	226	243
Postage, stationery and supplies	180	171	190	182	170
Advertising and promotion	169	118	195	153	187
Foreclosed assets	117	135	164	157	130
Telecommunications	113	111	106	122	111
Insurance	156	140	60	97	140
Operating leases	64	62	58	58	54
All other	481	501	510	510	490
Total	$12,469	12,507	12,647	12,248	12,194

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2015	Dec 31, 2014	% Change
Assets
Cash and due from banks	$19,687	19,571	1%
Federal funds sold, securities purchased under resale agreements and other short-term investments	232,247	258,429	(10)
Trading assets	80,236	78,255	3
Investment securities:
Available-for-sale, at fair value	260,667	257,442	1
Held-to-maturity, at cost	80,102	55,483	44
Mortgages held for sale	25,447	19,536	30
Loans held for sale	621	722	(14)
Loans	888,459	862,551	3
Allowance for loan losses	(11,754)	(12,319)	(5)
Net loans	876,705	850,232	3
Mortgage servicing rights:
Measured at fair value	12,661	12,738	(1)
Amortized	1,262	1,242	2
Premises and equipment, net	8,692	8,743	(1)
Goodwill	25,705	25,705	—
Other assets	96,585	99,057	(2)
Total assets	$1,720,617	1,687,155	2
Liabilities
Noninterest-bearing deposits	$343,582	321,963	7
Interest-bearing deposits	842,246	846,347	—
Total deposits	1,185,828	1,168,310	1
Short-term borrowings	82,963	63,518	31
Accrued expenses and other liabilities	81,399	86,122	(5)
Long-term debt	179,751	183,943	(2)
Total liabilities	1,529,941	1,501,893	2
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,649	19,213	13
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,154	60,537	(1)
Retained earnings	114,093	107,040	7
Cumulative other comprehensive income	2,068	3,518	(41)
Treasury stock – 336,576,217 shares and 311,462,276 shares	(15,707)	(13,690)	15
Unearned ESOP shares	(1,835)	(1,360)	35
Total Wells Fargo stockholders’ equity	189,558	184,394	3
Noncontrolling interests	1,118	868	29
Total equity	190,676	185,262	3
Total liabilities and equity	$1,720,617	1,687,155	2

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Assets
Cash and due from banks	$19,687	19,793	19,571	18,032	20,635
Federal funds sold, securities purchased under resale agreements and other short-term investments	232,247	291,317	258,429	261,932	238,719
Trading assets	80,236	79,278	78,255	67,755	71,674
Investment securities:
Available-for-sale, at fair value	260,667	257,603	257,442	248,251	248,961
Held-to-maturity, at cost	80,102	67,133	55,483	40,758	30,108
Mortgages held for sale	25,447	23,606	19,536	20,178	21,064
Loans held for sale	621	681	722	9,292	9,762
Loans	888,459	861,231	862,551	838,883	828,942
Allowance for loan losses	(11,754)	(12,176)	(12,319)	(12,681)	(13,101)
Net loans	876,705	849,055	850,232	826,202	815,841
Mortgage servicing rights:
Measured at fair value	12,661	11,739	12,738	14,031	13,900
Amortized	1,262	1,252	1,242	1,224	1,196
Premises and equipment, net	8,692	8,696	8,743	8,768	8,977
Goodwill	25,705	25,705	25,705	25,705	25,705
Other assets	96,585	101,879	99,057	94,727	92,332
Total assets	$1,720,617	1,737,737	1,687,155	1,636,855	1,598,874
Liabilities
Noninterest-bearing deposits	$343,582	335,858	321,963	313,791	308,099
Interest-bearing deposits	842,246	860,805	846,347	816,834	810,478
Total deposits	1,185,828	1,196,663	1,168,310	1,130,625	1,118,577
Short-term borrowings	82,963	77,697	63,518	62,927	61,849
Accrued expenses and other liabilities	81,399	90,121	86,122	75,727	69,021
Long-term debt	179,751	183,292	183,943	184,586	167,878
Total liabilities	1,529,941	1,547,773	1,501,893	1,453,865	1,417,325
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,649	21,998	19,213	19,379	18,749
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,154	59,980	60,537	60,100	59,926
Retained earnings	114,093	110,676	107,040	103,494	99,926
Cumulative other comprehensive income	2,068	3,777	3,518	3,118	4,117
Treasury stock	(15,707)	(14,556)	(13,690)	(11,206)	(9,271)
Unearned ESOP shares	(1,835)	(2,215)	(1,360)	(1,540)	(1,724)
Total Wells Fargo stockholders’ equity	189,558	188,796	184,394	182,481	180,859
Noncontrolling interests	1,118	1,168	868	509	690
Total equity	190,676	189,964	185,262	182,990	181,549
Total liabilities and equity	$1,720,617	1,737,737	1,687,155	1,636,855	1,598,874

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$35,944	30,031	25,804	14,794	6,414
Securities of U.S. states and political subdivisions	48,298	47,380	44,944	45,805	44,779
Mortgage-backed securities:
Federal agencies	100,078	103,217	110,089	112,613	116,908
Residential and commercial	23,770	24,712	26,263	27,491	29,433
Total mortgage-backed securities	123,848	127,929	136,352	140,104	146,341
Other debt securities	50,090	48,759	46,666	45,013	48,312
Total available-for-sale debt securities	258,180	254,099	253,766	245,716	245,846
Marketable equity securities	2,487	3,504	3,676	2,535	3,115
Total available-for-sale securities	260,667	257,603	257,442	248,251	248,961
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,645	44,244	40,886	28,887	17,777
Securities of U.S. states and political subdivisions	2,174	2,092	1,962	123	41
Federal agency mortgage-backed securities	27,577	14,311	5,476	5,770	6,030
Other debt securities	5,706	6,486	7,159	5,978	6,260
Total held-to-maturity debt securities	80,102	67,133	55,483	40,758	30,108
Total investment securities	$340,769	324,736	312,925	289,009	279,069

FIVE QUARTER LOANS

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Commercial:
Commercial and industrial	$284,817	271,088	271,795	254,199	248,192
Real estate mortgage	119,695	111,848	111,996	112,064	113,564
Real estate construction	21,309	19,981	18,728	18,090	17,272
Lease financing	12,201	12,382	12,307	12,006	12,252
Total commercial	438,022	415,299	414,826	396,359	391,280
Consumer:
Real estate 1-4 family first mortgage	267,868	265,213	265,386	263,337	260,114
Real estate 1-4 family junior lien mortgage	56,164	57,839	59,717	60,875	62,487
Credit card	31,135	30,078	31,119	28,280	27,226
Automobile	57,801	56,339	55,740	55,242	54,095
Other revolving credit and installment	37,469	36,463	35,763	34,790	33,740
Total consumer	450,437	445,932	447,725	442,524	437,662
Total loans (1)	$888,459	861,231	862,551	838,883	828,942

(1)
Includes $21.6 billion, $22.4 billion, $23.3 billion, $24.2 billion, and $25.0 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2015, and December 31, September 30 and June 30, 2014, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Commercial foreign loans:
Commercial and industrial	$44,838	45,325	44,707	41,829	42,136
Real estate mortgage	9,125	5,171	4,776	4,856	5,146
Real estate construction	389	241	218	209	216
Lease financing	301	307	336	332	344
Total commercial foreign loans	$54,653	51,044	50,037	47,226	47,842

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,079	663	538	614	724
Real estate mortgage	1,250	1,324	1,490	1,636	1,805
Real estate construction	165	182	187	217	239
Lease financing	28	23	24	27	29
Total commercial	2,522	2,192	2,239	2,494	2,797
Consumer:
Real estate 1-4 family first mortgage	8,045	8,345	8,583	8,785	9,026
Real estate 1-4 family junior lien mortgage	1,710	1,798	1,848	1,903	1,965
Automobile	126	133	137	143	150
Other revolving credit and installment	40	42	41	40	34
Total consumer	9,921	10,318	10,609	10,871	11,175
Total nonaccrual loans (1)(2)(3)	$12,443	12,510	12,848	13,365	13,972
As a percentage of total loans	1.40%	1.45	1.49	1.59	1.69
Foreclosed assets:
Government insured/guaranteed (4)	$588	772	982	1,140	1,257
Non-government insured/guaranteed	1,370	1,557	1,627	1,691	1,748
Total foreclosed assets	1,958	2,329	2,609	2,831	3,005
Total nonperforming assets	$14,401	14,839	15,457	16,196	16,977
As a percentage of total loans	1.62%	1.72	1.79	1.93	2.05

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

(4)
Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Foreclosure of certain government guaranteed residential real estate mortgage loans that meet criteria specified by Accounting Standards Update (ASU) 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure, effective as of January 1, 2014 are excluded from this table and included in Accounts Receivable in Other Assets. For more information on ASU 2014-14 and the classification of certain government-guaranteed mortgage loans upon foreclosure, see Note 1 (Summary of Significant Accounting Policies) to Financial Statements in our 2014 Form 10-K.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$15,161	16,344	17,810	18,295	18,582
Less: FHA insured/guaranteed by the VA (2)(3)	14,359	15,453	16,827	16,628	16,978
Less: Student loans guaranteed under the FFELP (4)	46	50	63	721	707
Total, not government insured/guaranteed	$756	841	920	946	897
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$17	31	31	35	52
Real estate mortgage	10	43	16	37	53
Real estate construction	—	—	—	18	16
Total commercial	27	74	47	90	121
Consumer:
Real estate 1-4 family first mortgage (3)	220	221	260	327	311
Real estate 1-4 family junior lien mortgage (3)	65	55	83	78	70
Credit card	304	352	364	302	266
Automobile	51	47	73	64	48
Other revolving credit and installment	89	92	93	85	81
Total consumer	729	767	873	856	776
Total, not government insured/guaranteed	$756	841	920	946	897

(1)	PCI loans totaled $3.4 billion, $3.6 billion, $3.7 billion, $4.0 billion and $4.0 billion, at June 30, and March 31, 2015 and December 31, September 30, and June 30, 2014, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. In fourth quarter 2014, substantially all government guaranteed loans were sold.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(12,783)
Accretion into noninterest income due to sales (2)	(430)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	8,568
Changes in expected cash flows that do not affect nonaccretable difference (3)	11,856
Balance, December 31, 2014	17,790
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(764)
Accretion into noninterest income due to sales (2)	(28)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	30
Changes in expected cash flows that do not affect nonaccretable difference (3)	(58)
Balance, June 30, 2015	$16,970

Balance, March 31, 2015	$17,325
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(366)
Accretion into noninterest income due to sales (2)	—
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	8
Changes in expected cash flows that do not affect nonaccretable difference (3)	3
Balance, June 30, 2015	$16,970

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

(4)
At June 30, 2015, our carrying value for PCI loans totaled $21.6 billion and the remainder of nonaccretable difference established in purchase accounting totaled $3.0 billion. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	June 30, 2015
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$17,529	76%	$14,308	62%	$10,583	55%
Florida	1,996	85	1,450	60	2,188	69
New Jersey	839	83	687	63	1,425	70
New York	550	76	487	61	683	66
Texas	220	59	200	53	851	47
Other states	4,063	81	3,288	65	6,072	68
Total Pick-a-Pay loans	$25,197	78	$20,420	62	$21,802	61

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2015.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Commercial:
Legacy Wachovia commercial and industrial and commercial real estate PCI loans (1)	$592	699	1,125	1,465	1,499
Total commercial	592	699	1,125	1,465	1,499
Consumer:
Pick-a-Pay mortgage (1)(2)	42,222	43,745	45,002	46,389	47,965
Legacy Wells Fargo Financial debt consolidation (3)	10,702	11,067	11,417	11,781	12,169
Liquidating home equity	2,566	2,744	2,910	3,083	3,290
Legacy Wachovia other PCI loans (1)	262	276	300	320	336
Legacy Wells Fargo Financial indirect auto (3)	15	23	34	54	85
Total consumer	55,767	57,855	59,663	61,627	63,845
Total non-strategic and liquidating loan portfolios	$56,359	58,554	60,788	63,092	65,344

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	Includes PCI loans of $20.4 billion, $21.0 billion, $21.5 billion, $22.1 billion and $22.7 billion at June 30 and March 31, 2015, and December 31, September 30, and June 30, 2014, respectively.

(3)	When we refer to "Legacy Wells Fargo", we mean Wells Fargo excluding Wachovia Corporation (Wachovia).

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2015	2014	2015	2014
Balance, beginning of period	$13,013	14,414	13,169	14,971
Provision for credit losses	300	217	908	542
Interest income on certain impaired loans (1)	(50)	(55)	(102)	(111)
Loan charge-offs:
Commercial:
Commercial and industrial	(154)	(146)	(287)	(309)
Real estate mortgage	(16)	(16)	(39)	(36)
Real estate construction	(1)	(3)	(2)	(4)
Lease financing	(3)	(3)	(6)	(7)
Total commercial	(174)	(168)	(334)	(356)
Consumer:
Real estate 1-4 family first mortgage	(119)	(193)	(249)	(416)
Real estate 1-4 family junior lien mortgage	(163)	(220)	(342)	(469)
Credit card	(284)	(266)	(562)	(533)
Automobile	(150)	(143)	(345)	(323)
Other revolving credit and installment	(151)	(171)	(305)	(348)
Total consumer	(867)	(993)	(1,803)	(2,089)
Total loan charge-offs	(1,041)	(1,161)	(2,137)	(2,445)
Loan recoveries:
Commercial:
Commercial and industrial	73	86	142	200
Real estate mortgage	31	26	65	68
Real estate construction	7	23	17	47
Lease financing	1	2	4	5
Total commercial	112	137	228	320
Consumer:
Real estate 1-4 family first mortgage	52	56	99	109
Real estate 1-4 family junior lien mortgage	69	60	125	117
Credit card	41	55	80	91
Automobile	82	97	176	187
Other revolving credit and installment	35	39	71	79
Total consumer	279	307	551	583
Total loan recoveries	391	444	779	903
Net loan charge-offs (2)	(650)	(717)	(1,358)	(1,542)
Allowances related to business combinations/other	1	(25)	(3)	(26)
Balance, end of period	$12,614	13,834	12,614	13,834
Components:
Allowance for loan losses	$11,754	13,101	11,754	13,101
Allowance for unfunded credit commitments	860	733	860	733
Allowance for credit losses (3)	$12,614	13,834	12,614	13,834
Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.30%	0.35	0.32	0.38
Allowance for loan losses as a percentage of total loans (3)	1.32	1.58	1.32	1.58
Allowance for credit losses as a percentage of total loans (3)	1.42	1.67	1.42	1.67

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)
The allowance for credit losses includes $7 million and $8 million at June 30, 2015 and 2014, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Balance, beginning of quarter	$13,013	13,169	13,481	13,834	14,414
Provision for credit losses	300	608	485	368	217
Interest income on certain impaired loans (1)	(50)	(52)	(48)	(52)	(55)
Loan charge-offs:
Commercial:
Commercial and industrial	(154)	(133)	(161)	(157)	(146)
Real estate mortgage	(16)	(23)	(19)	(11)	(16)
Real estate construction	(1)	(1)	(2)	(3)	(3)
Lease financing	(3)	(3)	(3)	(5)	(3)
Total commercial	(174)	(160)	(185)	(176)	(168)
Consumer:
Real estate 1-4 family first mortgage	(119)	(130)	(138)	(167)	(193)
Real estate 1-4 family junior lien mortgage	(163)	(179)	(193)	(202)	(220)
Credit card	(284)	(278)	(256)	(236)	(266)
Automobile	(150)	(195)	(214)	(192)	(143)
Other revolving credit and installment	(151)	(154)	(160)	(160)	(171)
Total consumer	(867)	(936)	(961)	(957)	(993)
Total loan charge-offs	(1,041)	(1,096)	(1,146)	(1,133)	(1,161)
Loan recoveries:
Commercial:
Commercial and industrial	73	69	79	90	86
Real estate mortgage	31	34	44	48	26
Real estate construction	7	10	28	61	23
Lease financing	1	3	2	1	2
Total commercial	112	116	153	200	137
Consumer:
Real estate 1-4 family first mortgage	52	47	50	53	56
Real estate 1-4 family junior lien mortgage	69	56	59	62	60
Credit card	41	39	35	35	55
Automobile	82	94	82	80	97
Other revolving credit and installment	35	36	32	35	39
Total consumer	279	272	258	265	307
Total loan recoveries	391	388	411	465	444
Net loan charge-offs	(650)	(708)	(735)	(668)	(717)
Allowances related to business combinations/other	1	(4)	(14)	(1)	(25)
Balance, end of quarter	$12,614	13,013	13,169	13,481	13,834
Components:
Allowance for loan losses	$11,754	12,176	12,319	12,681	13,101
Allowance for unfunded credit commitments	860	837	850	800	733
Allowance for credit losses	$12,614	13,013	13,169	13,481	13,834
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.33	0.34	0.32	0.35
Allowance for loan losses as a percentage of:
Total loans	1.32	1.41	1.43	1.51	1.58
Nonaccrual loans	94	97	96	95	94
Nonaccrual loans and other nonperforming assets	82	82	80	78	77
Allowance for credit losses as a percentage of:
Total loans	1.42	1.51	1.53	1.61	1.67
Nonaccrual loans	101	104	103	101	99
Nonaccrual loans and other nonperforming assets	88	88	85	83	81

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions)		Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total equity		$190.7	190.0	185.3
Noncontrolling interests		(1.1)	(1.2)	(0.9)
Total Wells Fargo stockholders’ equity		189.6	188.8	184.4
Adjustments:
Preferred stock		(20.0)	(20.0)	(18.0)
Cumulative other comprehensive income (2)		(1.1)	(1.9)	(2.6)
Goodwill and other intangible assets (2)(3)		(27.2)	(26.9)	(26.3)
Investment in certain subsidiaries and other		(0.4)	(0.8)	(0.4)
Common Equity Tier 1 (transition amount) under Basel III (1)		140.9	139.2	137.1
Adjustments from transition amount to fully phased-in under Basel III (4):
Cumulative other comprehensive income		1.1	1.9	2.4
Other		(2.1)	(2.1)	(2.8)
Total adjustments		(1.0)	(0.2)	(0.4)
Common Equity Tier 1 (fully phased-in) under Basel III	(A)	$139.9	139.0	136.7
Total risk-weighted assets (RWAs) anticipated under Basel III (5)(6)	(B)	$1,336.5	1,326.3	1,310.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (6)	(A)/(B)	10.5%	10.5	10.4

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. CET1 is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)
Under transition provisions to Basel III, cumulative other comprehensive income is included in CET1 over a specified phase-in period. In addition, certain intangible assets included in CET1 are phased out over a specified period.

(3)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.

(4)	Assumes cumulative other comprehensive income is fully phased in and certain other intangible assets are fully phased out under Basel III capital rules.

(5)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Our CET1 ratio calculated under each of these approaches has been converging, primarily driven by differences in RWAs. Final determination as to which approach will produce the lower CET1 as of June 30, 2015 is subject to detailed analysis of considerable data. The capital ratios for March 31, 2015 and December 31, 2014 were calculated using the Basel III definition of capital and under the Basel III Advanced Approach RWAs.

(6)	The Company’s June 30, 2015 RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Quarter ended June 30,
Net interest income (3)	$7,698	7,386	3,068	2,953	865	775	(361)	(323)	11,270	10,791
Provision (reversal of provision) for credit losses	363	279	(58)	(49)	(10)	(25)	5	12	300	217
Noninterest income	4,963	5,220	3,015	2,993	2,874	2,775	(804)	(713)	10,048	10,275
Noninterest expense	7,164	7,020	3,295	3,203	2,775	2,695	(765)	(724)	12,469	12,194
Income (loss) before income tax expense (benefit)	5,134	5,307	2,846	2,792	974	880	(405)	(324)	8,549	8,655
Income tax expense (benefit)	1,707	1,820	840	838	369	334	(153)	(123)	2,763	2,869
Net income (loss) before noncontrolling interests	3,427	3,487	2,006	1,954	605	546	(252)	(201)	5,786	5,786
Less: Net income (loss) from noncontrolling interests	69	56	(5)	2	3	2	—	—	67	60
Net income (loss)	$3,358	3,431	2,011	1,952	602	544	(252)	(201)	5,719	5,726

Average loans	$506.5	505.4	343.6	308.1	59.3	51.0	(39.0)	(33.5)	870.4	831.0
Average assets	993.3	918.1	618.0	532.4	193.3	187.6	(75.3)	(74.1)	1,729.3	1,564.0
Average core deposits	685.7	639.8	304.2	265.8	159.4	153.0	(70.1)	(66.9)	1,079.2	991.7

Six months ended June 30,
Net interest income (3)	$15,259	14,661	5,989	5,844	1,726	1,543	(718)	(642)	22,256	21,406
Provision (reversal of provision) for credit losses	980	698	(64)	(142)	(13)	(33)	5	19	908	542
Noninterest income	10,186	10,538	6,006	5,682	5,746	5,475	(1,598)	(1,410)	20,340	20,285
Noninterest expense	14,228	13,794	6,704	6,418	5,606	5,406	(1,562)	(1,476)	24,976	24,142
Income (loss) before income tax expense (benefit)	10,237	10,707	5,355	5,250	1,879	1,645	(759)	(595)	16,712	17,007
Income tax expense (benefit)	3,071	3,196	1,546	1,552	713	624	(288)	(226)	5,042	5,146
Net income (loss) before noncontrolling interests	7,166	7,511	3,809	3,698	1,166	1,021	(471)	(369)	11,670	11,861
Less: Net income (loss) from noncontrolling interests	143	236	1	4	3	2	—	—	147	242
Net income (loss)	$7,023	7,275	3,808	3,694	1,163	1,019	(471)	(369)	11,523	11,619

Average loans	$506.5	505.2	340.6	305.0	58.1	50.5	(38.3)	(33.3)	866.9	827.4
Average assets	993.2	905.5	606.5	524.9	194.5	189.1	(75.6)	(74.4)	1,718.6	1,545.1
Average core deposits	677.3	633.2	303.8	262.4	160.4	154.5	(70.3)	(67.3)	1,071.2	982.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
COMMUNITY BANKING
Net interest income (2)	$7,698	7,561	7,576	7,472	7,386
Provision for credit losses	363	617	518	465	279
Noninterest income	4,963	5,223	5,259	5,356	5,220
Noninterest expense	7,164	7,064	7,281	7,051	7,020
Income before income tax expense	5,134	5,103	5,036	5,312	5,307
Income tax expense	1,707	1,364	1,545	1,609	1,820
Net income before noncontrolling interests	3,427	3,739	3,491	3,703	3,487
Less: Net income from noncontrolling interests	69	74	56	233	56
Segment net income	$3,358	3,665	3,435	3,470	3,431
Average loans	$506.5	506.4	503.8	498.6	505.4
Average assets	993.3	993.1	974.9	950.2	918.1
Average core deposits	685.7	668.9	655.6	646.9	639.8
WHOLESALE BANKING
Net interest income (2)	$3,068	2,921	3,104	3,007	2,953
Reversal of provision for credit losses	(58)	(6)	(39)	(85)	(49)
Noninterest income	3,015	2,991	2,950	2,895	2,993
Noninterest expense	3,295	3,409	3,307	3,250	3,203
Income before income tax expense	2,846	2,509	2,786	2,737	2,792
Income tax expense	840	706	789	824	838
Net income before noncontrolling interests	2,006	1,803	1,997	1,913	1,954
Less: Net income (loss) from noncontrolling interests	(5)	6	27	(7)	2
Segment net income	$2,011	1,797	1,970	1,920	1,952
Average loans	$343.6	337.6	326.8	316.5	308.1
Average assets	618.0	594.9	573.3	553.0	532.4
Average core deposits	304.2	303.4	292.4	278.4	265.8
WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$865	861	846	790	775
Provision (reversal of provision) for credit losses	(10)	(3)	8	(25)	(25)
Noninterest income	2,874	2,872	2,801	2,763	2,775
Noninterest expense	2,775	2,831	2,811	2,690	2,695
Income before income tax expense	974	905	828	888	880
Income tax expense	369	344	314	338	334
Net income before noncontrolling interests	605	561	514	550	546
Less: Net income from noncontrolling interests	3	—	—	—	2
Segment net income	$602	561	514	550	544
Average loans	$59.3	56.9	54.8	52.6	51.0
Average assets	193.3	195.7	192.2	188.8	187.6
Average core deposits	159.4	161.4	157.0	153.6	153.0
OTHER (3)
Net interest income (2)	$(361)	(357)	(346)	(328)	(323)
Provision (reversal of provision) for credit losses	5	—	(2)	13	12
Noninterest income	(804)	(794)	(747)	(742)	(713)
Noninterest expense	(765)	(797)	(752)	(743)	(724)
Loss before income tax benefit	(405)	(354)	(339)	(340)	(324)
Income tax benefit	(153)	(135)	(129)	(129)	(123)
Net loss before noncontrolling interests	(252)	(219)	(210)	(211)	(201)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(252)	(219)	(210)	(211)	(201)
Average loans	$(39.0)	(37.6)	(36.0)	(34.5)	(33.5)
Average assets	(75.3)	(75.9)	(76.6)	(74.1)	(74.1)
Average core deposits	(70.1)	(70.5)	(69.0)	(66.7)	(66.9)
CONSOLIDATED COMPANY
Net interest income (2)	$11,270	10,986	11,180	10,941	10,791
Provision for credit losses	300	608	485	368	217
Noninterest income	10,048	10,292	10,263	10,272	10,275
Noninterest expense	12,469	12,507	12,647	12,248	12,194
Income before income tax expense	8,549	8,163	8,311	8,597	8,655
Income tax expense	2,763	2,279	2,519	2,642	2,869
Net income before noncontrolling interests	5,786	5,884	5,792	5,955	5,786
Less: Net income from noncontrolling interests	67	80	83	226	60
Wells Fargo net income	$5,719	5,804	5,709	5,729	5,726
Average loans	$870.4	863.3	849.4	833.2	831.0
Average assets	1,729.3	1,707.8	1,663.8	1,617.9	1,564.0
Average core deposits	1,079.2	1,063.2	1,036.0	1,012.2	991.7

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
MSRs measured using the fair value method:
Fair value, beginning of quarter	$11,739	12,738	14,031	13,900	14,953
Servicing from securitizations or asset transfers	428	308	296	340	271
Sales and other reductions	(5)	(1)	(7)	—	—
Net additions	423	307	289	340	271
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	1,117	(572)	(1,016)	251	(876)
Servicing and foreclosure costs (2)	(10)	(18)	(5)	(4)	23
Discount rates (3)	—	—	—	—	(55)
Prepayment estimates and other (4)	(54)	(183)	(78)	6	73
Net changes in valuation model inputs or assumptions	1,053	(773)	(1,099)	253	(835)
Other changes in fair value (5)	(554)	(533)	(483)	(462)	(489)
Total changes in fair value	499	(1,306)	(1,582)	(209)	(1,324)
Fair value, end of quarter	$12,661	11,739	12,738	14,031	13,900

(1)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(2)	Includes costs to service and unreimbursed foreclosure costs.

(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(4)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Amortized MSRs:
Balance, beginning of quarter	$1,252	1,242	1,224	1,196	1,219
Purchases	29	22	38	47	32
Servicing from securitizations or asset transfers	46	50	43	29	24
Amortization	(65)	(62)	(63)	(48)	(79)
Balance, end of quarter	$1,262	1,252	1,242	1,224	1,196
Fair value of amortized MSRs:
Beginning of quarter	$1,522	1,637	1,647	1,577	1,624
End of quarter	1,692	1,522	1,637	1,647	1,577

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Servicing income, net:
Servicing fees (1)	$1,026	1,010	996	919	1,128
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	1,053	(773)	(1,099)	253	(835)
Other changes in fair value (3)	(554)	(533)	(483)	(462)	(489)
Total changes in fair value of MSRs carried at fair value	499	(1,306)	(1,582)	(209)	(1,324)
Amortization	(65)	(62)	(63)	(48)	(79)
Net derivative gains (losses) from economic hedges (4)	(946)	881	1,334	17	1,310
Total servicing income, net	$514	523	685	679	1,035
Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$107	108	235	270	475

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,344	1,374	1,405	1,430	1,451
Owned loans serviced	347	344	342	342	341
Subserviced for others	5	5	5	5	5
Total residential servicing	1,696	1,723	1,752	1,777	1,797
Commercial mortgage servicing:
Serviced for others	465	461	456	440	429
Owned loans serviced	120	112	112	107	109
Subserviced for others	7	7	7	7	7
Total commercial servicing	592	580	575	554	545
Total managed servicing portfolio	$2,288	2,303	2,327	2,331	2,342
Total serviced for others	$1,809	1,835	1,861	1,870	1,880
Ratio of MSRs to related loans serviced for others	0.77%	0.71	0.75	0.82	0.80
Weighted-average note rate (mortgage loans serviced for others)	4.41	4.43	4.45	4.47	4.49

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
(in billions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Application data:
Wells Fargo first mortgage quarterly applications	$81	93	66	64	72
Refinances as a percentage of applications	45%	61	52	40	36
Wells Fargo first mortgage unclosed pipeline, at quarter end	$38	44	26	25	30
Residential real estate originations:
Purchases as a percentage of originations	54%	45	60	70	74
Refinances as a percentage of originations	46	55	40	30	26
Total	100%	100	100	100	100
Wells Fargo first mortgage loans:
Retail	$36	28	27	27	25
Correspondent	25	20	16	20	21
Other (1)	1	1	1	1	1
Total quarter-to-date	$62	49	44	48	47
Total year-to-date	$111	49	175	131	83

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries
CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended
(in millions)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Balance, beginning of period	$586	615	669	766	799
Provision for repurchase losses:
Loan sales	13	10	10	12	12
Change in estimate (1)	(31)	(26)	(49)	(93)	(38)
Total additions (reductions)	(18)	(16)	(39)	(81)	(26)
Losses	(11)	(13)	(15)	(16)	(7)
Balance, end of period	$557	586	615	669	766

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities	Private	Mortgage insurance rescissions with no demand (1)	Total
June 30, 2015
Number of loans	385	148	107	640
Original loan balance (2)	$83	24	27	134
March 31, 2015
Number of loans	526	161	108	795
Original loan balance (2)	$118	29	28	175
December 31, 2014
Number of loans	546	173	120	839
Original loan balance (2)	$118	34	31	183
September 30, 2014
Number of loans	426	322	233	981
Original loan balance (2)	$93	75	52	220
June 30, 2014
Number of loans	678	362	305	1,345
Original loan balance (2)	$149	80	66	295

(1)
As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).

(2)
While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.